EXHIBIT 16

g v t
corporate business services


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington
DC 20549


Ladies and Gentlemen:

We have read Item 4.01 included in Peak Entertainment Holdings, Inc.'s Form 8-K/A dated September 3, 2004, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly


/s/ goodband viner taylor
goodband viner taylor
Sheffield, England
September 3, 2004



goodband viner taylor
Specialist Business Advisors
Chartered Accountants